Exhibit 4.230

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTEE AGREEMENT

THIS FIRST AMENDMENT TO GUARANTEE AGREEMENT (this “First Amendment”), dated as of September 30, 2013, by and among BANK OF AMERICA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “New Guarantor”), MERRILL LYNCH & CO., INC., a Delaware corporation (“ML&Co.”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as guarantee trustee (the “Guarantee Trustee”).

W I T N E S S E T H:

WHEREAS, ML&Co. and the Guarantee Trustee have heretofore executed and delivered a Guarantee Agreement, dated as of December 14, 2006 (the “Guarantee”), for the benefit of the Holders from time to time of the Securities of Merrill Lynch Capital Trust I, a Delaware statutory trust (the “Trust”);

WHEREAS, the New Guarantor owns directly all of the issued and outstanding capital stock of ML&Co.;

WHEREAS, the New Guarantor intends to merge ML&Co. into the New Guarantor pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), with the New Guarantor continuing as the surviving corporation of such merger (the “Merger”), effective at the date and time the Certificate of Ownership and Merger with respect to the Merger (the “Certificate of Ownership and Merger”) is filed by the New Guarantor with the Secretary of State of the State of Delaware, or at such later date as is set forth in the Certificate of Ownership and Merger (such effective date and time, the “Merger Effective Time”);

WHEREAS, at the Merger Effective Time the separate corporate existence of ML&Co. shall cease, and, from and after the Merger Effective Time, the New Guarantor shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of ML&Co., all as provided under the DGCL;

WHEREAS, Section 9.1 of the Guarantee provides that ML&Co. may not assign its obligations under the Guarantee except in connection with a merger involving ML&Co. that is permitted under Article VIII of the Junior Subordinated Indenture, dated as of December 14, 2006, as amended by the First Supplemental Indenture thereto, dated as of December 14, 2006, between ML&Co. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended and supplemented (the “2006 Indenture”), and pursuant to which the successor in such merger agrees in writing to perform ML&Co.’s obligations under the Guarantee;

WHEREAS, the Merger is permitted under Article VIII of the 2006 Indenture;

WHEREAS, pursuant to Section 9.2 of the Guarantee, no consent of the Holders is required for amendments to the Guarantee that do not materially adversely affect the rights of the Holders;

WHEREAS, in connection with the Merger, the New Guarantor and ML&Co. desire to execute and deliver this First Amendment in accordance with Sections 9.1 and 9.2 of the Guarantee, pursuant to which the New Guarantor agrees in writing to perform the obligations of ML&Co. under the Guarantee from and after the Merger Effective Time;

WHEREAS, ML&Co. and the New Guarantor have requested that the Guarantee Trustee join with them in the execution and delivery of this First Amendment and, pursuant to this request, the Guarantee Trustee has agreed to execute and deliver this First Amendment; and

WHEREAS, the execution and delivery of this First Amendment has been duly authorized by all necessary corporate action on the part of each of ML&Co. and the New Guarantor, and all conditions precedent and acts and things necessary to make this First Amendment a valid and legally binding instrument in accordance with its terms have been complied with, done and performed.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Agreement to Perform Obligations of ML&Co. From and after the Merger Effective Time, the New Guarantor, as the surviving corporation in the Merger, hereby agrees to perform the obligations of ML&Co. under the Guarantee.

2. Representation of ML&Co. and the New Guarantor. ML&Co. and the New Guarantor represent that the Merger is permitted under Article VIII of the Indenture.

3. Effectiveness of this First Amendment. This First Amendment shall become effective upon the execution and delivery hereof; provided, however, that the New Guarantor’s agreement to perform the obligations of ML&Co. under the Guarantee pursuant to Section 1 hereof shall not be operative or have any effect until the Merger Effective Time, and at the Merger Effective Time Section 1 hereof shall be effective and operative without further action by any party. Notwithstanding any provision hereof to the contrary, in the event the Merger fails to occur on or prior to December 31, 2013, then the terms of this First Amendment shall be automatically null and void and of no force or effect, and the Guarantee shall continue in full force and effect without any modification or amendment hereby.

4. Defined Terms. All capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Guarantee.

5. Conflict with Trust Indenture Act. If any provision of this First Amendment limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this First Amendment, the provision of the TIA shall control. If any provision of this First Amendment modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Guarantee as so modified or to be excluded by this First Amendment, as the case may be.

6. Ratification of Guarantee; Amendment Part of Guarantee. Except as expressly amended hereby, the Guarantee is in all respects ratified and confirmed and all the provisions thereof, as amended by this First Amendment, shall remain in full force and effect. This First Amendment shall form a part of the Guarantee for all purposes.

7. Addresses for Notice, etc., to the Guarantor. For purposes of Section 9.3 of the Guarantee, the address of the New Guarantor, as “Guarantor” under the Guarantee (until another address is furnished in writing to the Guarantee Trustee and the Holders of the Securities) is as follows:

Bank of America Corporation

Bank of America Corporate Center, NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255-0001

Attention: Treasury Department

With a copy to:

Bank of America Corporation

101 South Tryon Street, NC1-002-29-01

Charlotte, North Carolina 28255

Attention: General Counsel, Legal Department

8. Concerning the Trustee. In entering into this First Amendment, the Guarantee Trustee shall be entitled to the benefit of every provision of the Guarantee relating to the conduct or affecting the liability or affording protection to the Guarantee Trustee, whether or not elsewhere so provided in this First Amendment. The Guarantee Trustee makes no representations as to the validity or sufficiency of this First Amendment. The recitals contained herein shall be taken as the statements of ML&Co. and the New Guarantor, as applicable, and not of the Guarantee Trustee.

9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original; but all such counterparts shall together constitute one and the same instrument.

10. Governing Law. This First Amendment and the rights and obligations of each of the New Guarantor and the Guarantee Trustee shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without reference to its conflicts of laws provisions (other than Section 5-1401 of the General Obligations Law).

11. Notice to Guarantee Trustee. The New Guarantor shall give the Guarantee Trustee prompt notice of the Merger Effective Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed and delivered as of the date first written above.

NEW GUARANTOR:

Bank of America Corporation

By:	/s/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Senior Vice President

ML&CO.:

Merrill Lynch & Co., Inc.

By:	/s/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Senior Vice President

GUARANTEE TRUSTEE:

The Bank of New York Mellon

By:	/s/ FRANCINE KINCAID
	Name:	Francine Kincaid
	Title:	Vice President

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